UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2013

EMMIS COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of shareholders of Emmis Communications Corporation held on July 10, 2013, the following directors were elected, and the following additional proposals were voted upon and adopted:

Election of Directors by Common Shareholders:

	Shareholder Votes		Broker Non-Votes
Director	For	Withheld
James M. Dubin	57,268,189	6,351,613	14,741,694
Greg A. Nathanson	57,243,851	6,375,951	14,741,694
Jeffrey H. Smulyan	57,235,452	6,384,350	14,741,694

	Shareholder Votes			Broker Non-Votes
Proposal	For	Against	Abstain
Approval, in an advisory vote, of the compensation of Emmis’ named executive officers.	53,147,064	10,368,529	104,209	14,741,694

	Shareholder Votes
Proposal	3 Years	2 Years	1 Year	Abstain
Approval, in an advisory vote, of the frequency of advisory votes on executive compensation.	51,792,270	55,654	11,646,694	125,184

	Shareholder Votes			Broker Non-Votes
Proposal	For	Against	Abstain
Proposal to ratify the selection of Ernst & Young LLP as Emmis Communications Corporation’s independent registered public accountants for the fiscal year ending February 28, 2014	77,999,819	358,312	3,365	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 11, 2013

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary